Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Edelita Tichepco	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-1953		(415) 501-6803
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS AND RAISES FULL YEAR REVENUE GUIDANCE

•	Second quarter revenue up 6 percent and year-to-date revenue up 5 percent on broad-based growth across regions and channels;

•	Europe revenue up 17 percent;

•	Direct-to-consumer revenue up 13 percent;

•	Full year 2017 revenue growth guidance raised to 2-4 percent range in constant currency
SAN FRANCISCO (July 11, 2017) – Levi Strauss & Co. (LS&Co.) announced financial results today for the second quarter ended May 28, 2017.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	May 28, 2017	May 29, 2016	As Reported
Net revenues	$1,068	$1,012	6%
Net income attributable to LS&Co.	$18	$31	(43)%
Adjusted EBIT	$67	$63	7%

Net revenues grew six percent on a reported basis and grew seven percent excluding $11 million in unfavorable currency translation effects. Direct-to-consumer revenues grew thirteen percent on performance and expansion of the retail network, as well as ecommerce growth. Wholesale revenues grew two percent primarily reflecting growth in Europe.

Net income declined $13 million primarily due to a $23 million loss on early extinguishment of debt, related to debt refinancing activities this quarter, which will result in a substantial reduction in the average cost of debt and interest expense for the company.

Adjusted EBIT grew seven percent reflecting higher revenue and gross margins. A reconciliation of Adjusted EBIT, a non-GAAP financial measure, is provided at the end of this press release.

"Our business is more diversified than ever before, driven by disciplined execution of our long-term growth strategies, and investments in product innovation and the consumer shopping experience," said Chip Bergh, president and chief executive officer, Levi Strauss & Co. "Our strong year-to-date revenue growth reinforces the benefits of a more balanced portfolio as our women’s, tops, direct-to-consumer and international businesses delivered solid results, despite a slight decline in the U.S. wholesale business. Based on the performance in the first half, we are raising revenue growth guidance for the full year."

LS&Co. Q2 2017 Results/Add One
July 11, 2017

Second Quarter 2017 Highlights

▪
On a reported basis, gross margin for the second quarter was 52.3 percent of revenues compared with 51.1 percent in the same quarter of fiscal 2016, reflecting the margin benefit from revenue growth in the direct-to-consumer channel and international business.

▪
Selling, general and administrative expenses (SG&A) for the second quarter were $496 million compared with $459 million in the same quarter of fiscal 2016. SG&A as a percent of revenue was 46.4 percent compared with 45.4 percent of revenues in the same quarter of fiscal 2016. The increase in costs reflects the expansion of the company's direct-to-consumer business, higher advertising expenses and the absence of a $6.1 million gain recorded in the second quarter of 2016 related to the sale-leaseback of our distribution center. The company had 61 more company-operated stores at the end of the second quarter of 2017 than it did at the end of the second quarter of 2016.

▪
Operating income grew eight percent for the second quarter and operating margin was approximately flat year-over-year, primarily reflecting higher revenue and gross margins, offset by higher SG&A expenses.

Regional Overview

Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	May 28, 2017	May 29, 2016		May 28, 2017	May 29, 2016
Americas	$602	$589	2%	$102	$97	5%
Europe	$280	$241	17%	$35	$27	31%
Asia	$185	$182	2%	$10	$10	—%

* Note: Regional operating income is equal to regional adjusted EBIT. Business segment information for the prior-year period has been revised to reflect a change in presentation. Effective first quarter 2017, central costs previously recorded in the Americas region and corporate expenses have been allocated to the regional business segments.

•
In the Americas, excluding unfavorable currency effects of $3 million, net revenues grew three percent, primarily reflecting higher direct-to-consumer revenues in the U.S. and higher revenues in Canada and Mexico. This was partially offset by a decline in U.S. wholesale as lower Dockers® revenue offset growth in Levi's®, Signature® and Denizen® brands. The increase in operating income reflects higher net revenues partially offset by higher selling and advertising expenses.

•
In Europe, excluding unfavorable currency effects of $7 million, net revenues grew twenty percent reflecting broad-based growth across all markets and channels, including exceptional growth in the women's and tops business. Operating income growth of 31 percent reflects improved leverage driven by higher net revenues and gross margins.

•
In Asia, excluding unfavorable currency effects of $1 million, net revenues grew three percent reflecting direct-to-consumer expansion and performance. Flat operating income reflects higher selling costs to support retail expansion, including ecommerce, partially offset by higher net revenues.

LS&Co. Q2 2017 Results/Add Two
July 11, 2017

Cash Flow and Balance Sheet

At May 28, 2017, cash and cash equivalents of $438 million were complemented by $714 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.2 billion. Net debt at the end of the second quarter was $601 million.

During the quarter, the company issued €475 million in aggregate principal amount of 3.375% senior notes due 2027, to retire our 6.875% senior notes due 2022, which will result in a substantial reduction in the average cost of debt and interest expenses. In addition, the company amended its senior secured revolving credit facility to extend the term through May 2022.

Free cash flow through the second quarter of 2017 was $100 million, an increase of $88 million compared to the first six months of 2016, reflecting higher revenues, lower inventory purchases, and the change in timing of dividend payments. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Investor Conference Call

The company’s second-quarter 2017 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~40251852 on July 11, 2017, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 40251852. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through July 17, 2017, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 40251852. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2016 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

LS&Co. Q2 2017 Results/Add Three
July 11, 2017

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: inventory levels, including year-end levels; full year gross margin; SG&A and advertising costs and revenue growth. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2016 and our Quarterly Report on Form 10-Q for the quarter ended May 28, 2017, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and related conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

LS&Co. Q2 2017 Results/Add Four
July 11, 2017

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2017” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 28, 2017	November 27, 2016
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$437,517	$375,563
Trade receivables, net of allowance for doubtful accounts of $13,331 and $11,974	309,392	479,018
Inventories:
Raw materials	4,940	2,454
Work-in-process	3,214	3,074
Finished goods	772,425	710,653
Total inventories	780,579	716,181
Other current assets	114,112	115,385
Total current assets	1,641,600	1,686,147
Property, plant and equipment, net of accumulated depreciation of $908,045 and $856,588	390,496	393,605
Goodwill	235,971	234,280
Other intangible assets, net	42,922	42,946
Deferred tax assets, net	533,235	523,101
Other non-current assets	110,933	107,017
Total assets	$2,955,157	$2,987,096

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$31,582	$38,922
Accounts payable	274,455	270,293
Accrued salaries, wages and employee benefits	152,172	180,740
Restructuring liabilities	1,715	4,878
Accrued interest payable	6,873	5,098
Accrued income taxes	1,327	9,652
Other accrued liabilities	265,456	252,160
Total current liabilities	733,580	761,743
Long-term debt	1,007,285	1,006,256
Long-term capital leases	15,005	15,360
Postretirement medical benefits	95,259	100,966
Pension liability	337,293	354,461
Long-term employee related benefits	72,540	73,243
Long-term income tax liabilities	16,676	20,150
Other long-term liabilities	69,699	63,796
Total liabilities	2,347,337	2,395,975
Commitments and contingencies
Temporary equity	75,324	79,346

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,620,430 shares and 37,470,158 shares issued and outstanding	376	375
Additional paid-in capital	—	1,445
Retained earnings	942,373	935,049
Accumulated other comprehensive loss	(412,686)	(427,314)
Total Levi Strauss & Co. stockholders’ equity	530,063	509,555
Noncontrolling interest	2,433	2,220
Total stockholders’ equity	532,496	511,775
Total liabilities, temporary equity and stockholders’ equity	$2,955,157	$2,987,096

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 28, 2017	May 29, 2016	May 28, 2017	May 29, 2016
	(Dollars in thousands) (Unaudited)
Net revenues	$1,067,855	$1,011,587	$2,169,846	$2,068,087
Cost of goods sold	509,463	494,389	1,046,901	991,291
Gross profit	558,392	517,198	1,122,945	1,076,796
Selling, general and administrative expenses	495,741	459,351	951,954	900,514
Restructuring, net	—	(191)	—	1,657
Operating income	62,651	58,038	170,991	174,625
Interest expense	(17,895)	(20,411)	(37,829)	(35,313)
Loss on early extinguishment of debt	(22,793)	—	(22,793)	—
Other (expense) income, net	(18,087)	4,295	(17,679)	2,076
Income before income taxes	3,876	41,922	92,690	141,388
Income tax (benefit) expense	(13,847)	10,862	14,846	44,037
Net income	17,723	31,060	77,844	97,351
Net income attributable to noncontrolling interest	(207)	(335)	(185)	(790)
Net income attributable to Levi Strauss & Co.	$17,516	$30,725	$77,659	$96,561

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 28, 2017	May 29, 2016	May 28, 2017	May 29, 2016
	(Dollars in thousands) (Unaudited)
Net income	$17,723	$31,060	$77,844	$97,351
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,769	3,735	7,460	7,317
Net investment hedge losses	(29,640)	(250)	(29,640)	(914)
Foreign currency translation gains (losses)	20,903	5,877	28,587	(1,698)
Unrealized gains (losses) on marketable securities	875	1,510	1,875	(319)
Total other comprehensive (loss) income, before related income taxes	(4,093)	10,872	8,282	4,386
Income taxes benefit (expense) related to items of other comprehensive income	8,984	(2,414)	6,173	(3,638)
Comprehensive income, net of income taxes	22,614	39,518	92,299	98,099
Comprehensive income attributable to noncontrolling interest	(226)	(447)	(12)	(1,121)
Comprehensive income attributable to Levi Strauss & Co.	$22,388	$39,071	$92,287	$96,978

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 28, 2017	May 29, 2016
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$77,844	$97,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,829	50,496
Unrealized foreign exchange losses	23,434	16,927
Realized gain on settlement of forward foreign exchange contracts not designated for hedge accounting	(4,078)	(16,887)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	7,457	7,487
Loss on early extinguishment of debt	22,793	—
Stock-based compensation	5,662	1,976
Other, net	3,579	(1,879)
Change in operating assets and liabilities:
Trade receivables	172,382	157,291
Inventories	(54,723)	(185,806)
Other current assets	4,755	1,993
Other non-current assets	(3,794)	(4,163)
Accounts payable and other accrued liabilities	(7,696)	41,392
Restructuring liabilities	(3,285)	(10,691)
Income tax liabilities	(15,688)	18,397
Accrued salaries, wages and employee benefits and long-term employee related benefits	(66,750)	(73,463)
Other long-term liabilities	(635)	2,883
Net cash provided by operating activities	217,086	103,304
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(52,889)	(47,278)
Proceeds from sales of assets	—	17,431
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	4,078	16,887
Net cash used for investing activities	(48,811)	(12,960)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	502,835	—
Repayments of long-term debt	(525,000)	—
Proceeds from senior revolving credit facility	—	180,000
Repayments of senior revolving credit facility	—	(174,000)
Proceeds from short-term credit facilities	15,557	14,216
Repayments of short-term credit facilities	(13,221)	(10,389)
Other short-term borrowings, net	(10,747)	593
Payment of debt extinguishment costs	(21,899)	—
Payment of debt issuance costs	(10,101)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(11,462)	(1,393)
Dividend to stockholders	(35,000)	(60,000)
Other financing, net	(3,440)	1,923
Net cash used for financing activities	(112,478)	(49,050)
Effect of exchange rate changes on cash and cash equivalents	6,157	(325)
Net increase in cash and cash equivalents	61,954	40,969
Beginning cash and cash equivalents	375,563	318,571
Ending cash and cash equivalents	$437,517	$359,540

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$8,191	$22,911
Property, plant and equipment additions due to build-to-suit lease transactions	6,419	—

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$28,795	$33,536
Cash paid for income taxes during the period, net of refunds	26,134	21,703
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2017

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 11, 2017, discussing the company’s financial condition and results of operations as of and for the quarter ended May 28, 2017. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, payment of debt extinguishment costs, repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax (benefit) expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring related charges, severance and other, net, and pension and postretirement benefit plan curtailment and net settlement losses, net.

Free cash flow:

	Six Months Ended
	May 28, 2017	May 29, 2016
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$217.1	$103.3

Non-GAAP measure:
Net cash provided by operating activities	$217.1	$103.3
Purchases of property, plant and equipment	(52.9)	(47.2)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	4.1	16.9
Payment of debt extinguishment costs	(21.9)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(11.5)	(1.4)
Dividend to stockholders	(35.0)	(60.0)
Free cash flow	$99.9	$11.6

Net debt:

	May 28, 2017	May 29, 2016
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt	$1,038.9	$1,166.3

Non-GAAP measure:
Total debt	$1,038.9	$1,166.3
Cash and cash equivalents	(437.5)	(359.5)
Net debt	$601.4	$806.8

Adjusted EBIT:

	Three Months Ended
	May 28, 2017	May 29, 2016
	(Dollars in millions)
	(unaudited)
Most comparable GAAP measure:
Net income	$17.7	$31.0

Non-GAAP measure:
Net income	17.7	31.0
Income tax (benefit) expense	(13.8)	10.9
Interest expense	17.9	20.4
Loss on early extinguishment of debt	22.8	—
Other (income) expense, net	18.1	(4.3)
Restructuring and related charges, severance and other, net	4.0	4.8
Pension and postretirement benefit plan curtailment and net settlement losses, net	0.2	—
Adjusted EBIT	$66.9	$62.8